Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REED ELSEVIER PLC CONSOLIDATED FINANCIAL STATEMENTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2013, relating to the consolidated financial statements of Reed Elsevier PLC, and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2012.

/s/ Deloitte LLP

London, United Kingdom

September 24, 2013